UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

On November 3, 2008, Crawford & Company (the “Company”) issued a press release containing information about the Company’s financial condition, results of operations, and cash flows for the third quarter of 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The press release contains non-GAAP financial measures and a reconciliation to the related GAAP measure is included. Operating earnings is one of the key performance measures used by the Company’s senior management to evaluate the performance of its operating segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses.

ITEM 7.01. Regulation FD Disclosure

The Company has made available on the Company’s website at www.crawfordandcompany.com a presentation designed to enhance the information presented at its quarterly earnings conference call on Monday, November 3, 2008 at 3:00 p.m. Eastern Time. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

ITEM 9.01. Financial Statements and Exhibits

(c)        Exhibits

Exhibit No.	Description

99.1	Press Release dated November 3, 2008

99.2	Third Quarter 2008 Earnings Conference Call Presentation

The information contained in this current report on Form 8-K and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY (Registrant)

By:	/s/ W. BRUCE SWAIN
W. Bruce Swain
Executive Vice President - Chief Financial Officer

Dated: November 3, 2008

EXHIBIT INDEX

Number	Descriptions

99.1	Press Release issued November 3, 2008

99.2	Third Quarter 2008 Earnings Conference Call Presentation

4